EXHIBIT 99.2


FOR IMMEDIATE RELEASE




                    BOYD GAMING AND COAST CASINOS TO MERGE
                          IN $1.3 BILLION TRANSACTION



LAS VEGAS, NV - FEBRUARY 9, 2004 - Boyd Gaming Corporation (NYSE: BYD), a major, diversified casino gaming operator, and Coast Casinos, Inc., a leader in the Las Vegas locals sector, today announced that the two companies have entered into a definitive merger agreement. Under the agreement, which was unanimously approved by the Boards of both companies, Coast will become a wholly-owned subsidiary of Boyd Gaming and will be positioned in Boyd as a separate operating unit run by current Coast management. On a fully-diluted basis, Coast shareholders will receive approximately $495 million in cash, and Boyd will issue approximately 19.4 million shares to Coast shareholders. The stock consideration is valued at approximately $325 million based upon Boyd's 10-day average daily closing stock price for the period ended February 5, 2004. In addition, Boyd will assume approximately $460 million of Coast debt. The merger is anticipated to be immediately accretive to Boyd's earnings per share.

     The combination creates one of the most diversified casino companies in the country with 17 casino entertainment facilities, Boyd's pending acquisition of Harrah's Shreveport, and Coast's development of South Coast, located in the growing residential area south of Las Vegas, where construction is expected to begin in the second quarter of 2004. Boyd's successful Sam's Town property, a long-time Las Vegas locals landmark, will join Coast's three successful local properties, Gold Coast, Suncoast and the recently expanded Orleans, to create a significant presence in the dynamic and growing Las Vegas locals sector. The combined company will also be represented in Las Vegas with two properties well-positioned on the Las Vegas Strip, Coast's Barbary Coast and Boyd's Stardust. After the merger, Boyd Gaming expects to generate about half of its pro forma EBITDA from its Nevada operations. Boyd Gaming is also a significant operator in four states in the Midwest and South and operates Borgata, a new, dramatic destination resort in Atlantic City that it owns with MGM MIRAGE.

     Boyd Gaming recently announced the acquisition of Harrah's hotel casino in Shreveport, Louisiana for $190 million and expects to close that transaction in the second quarter of 2004. The Company also said recently that it has begun the planning process for an expansion of Borgata in areas where there has been strong demand for its amenities.


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     Boyd believes that the value of the merger represents approximately 7.4 times Coast's estimated 2004 EBITDA. The two companies, combined on a pro forma basis, estimate that 2004 revenues would be approximately $2.0 billion.

     William S. Boyd, Chairman and Chief Executive Officer of Boyd Gaming, said, "We are extremely pleased that our two companies have agreed to this transforming combination. With Coast, Boyd becomes a leader in the highly-coveted Las Vegas locals sector while maintaining its significant presence in major gaming markets throughout the United States. The combined company will have promising development opportunities in Las Vegas and throughout the country. This merger brings into focus a clear growth strategy and creates one of the most diversified gaming companies in the industry."

     Boyd continued, "Coast and Boyd are a natural fit. Coast's loyal and committed management team and workforce will be a great complement to our own outstanding management team and employee base. I have known Michael Gaughan for nearly 40 years, both personally and professionally, and he is one of the industry's most respected business leaders. When it comes to understanding and operating in the Las Vegas locals sector, most would agree that Michael is among the best in the business. I am especially pleased that Michael and the Coast senior management team have agreed to remain with Boyd following completion of the transaction and will continue to run Coast's operations with the same dedicated employees who have made Coast a success."

     Michael J. Gaughan, Chairman and Chief Executive Officer of Coast Casinos, Inc., said, "This is the right transaction at the right time for Coast and our employees. I have great respect for Boyd Gaming and its management team. Bill Boyd is among the most respected leaders this industry has ever seen. Our fathers worked together in Las Vegas nearly fifty years ago, and I am delighted to have the two of us come together at this time. Our employees will benefit from being part of a strong, more diversified organization. My team and I are delighted to be joining Boyd Gaming, and, as I am about to become a significant shareholder of the combined company, I am committed to the future of Boyd and its exciting growth opportunities."

     Boyd Gaming's Board of Directors will be expanded from 11 to 13 directors and, under the agreement, Coast Casinos will have the right to designate three directors, including Michael Gaughan.

     The transaction is subject to receipt of approvals of the shareholders of both companies, gaming and other government and regulatory approvals and other customary closing conditions. Shareholders of Coast, representing approximately 56% of the voting power of Coast shares, have agreed for a period of two years to vote their shares in favor of the Boyd merger and against any other combination. The transaction is expected to be completed immediately upon receipt of necessary third party approvals, all of which are expected to be received by mid-2004.



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     Deutsche Bank acted as financial advisor to Boyd Gaming and Cravath,
Swaine & Moore LLP acted as legal advisor. Banc of America Securities LLC acted as financial advisor to Coast Casinos, Inc., and Gibson Dunn & Crutcher LLP acted as legal advisor.

ANALYST / INVESTOR TELECONFERENCE INFORMATION

There will be an analyst / investor teleconference today, February 9, 2004, at 10:00 AM EST to discuss the transaction. The analyst / investor teleconference can be monitored via the World Wide Web at www.boydgaming.com.


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Based in Las Vegas, Coast Casinos, Inc. owns and operates four Las Vegas hotel-casinos: The Orleans, the Gold Coast Hotel and Casino, the Suncoast Hotel and Casino and the Barbary Coast Hotel and Casino. Coast Casinos is currently developing a fifth property, the South Coast Hotel and Casino, south of Las Vegas, which is currently expected to open in the fourth quarter of 2005. For more information on Coast Casinos, please visit the Company's website at: www.coastcasinos.com.

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 13 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana and Louisiana. Boyd Gaming recently opened Borgata Hotel, Casino and Spa at Renaissance Pointe (AOL keyword: borgata or www.theborgata.com), a $1.1 billion entertainment destination hotel in Atlantic City, through a joint venture with MGM MIRAGE. The Company also is awaiting regulatory approval of its acquisition of Harrah's Shreveport, which is expected in the second quarter 2004. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.


                                     # # #


IMPORTANT LEGAL INFORMATION

THIS PRESS RELEASE IS NOT AN OFFER TO SELL THE SECURITIES OF BOYD GAMING CORPORATION AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The joint proxy statement/prospectus will be filed with the U.S. Securities and Exchange Commission by Boyd Gaming Corporation and Coast Casinos, Inc. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus when it becomes available and other documents filed or furnished by Boyd Gaming Corporation or Coast Casinos, Inc. with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus and other documents filed or furnished by Boyd Gaming Corporation or Coast Casinos, Inc. may also be obtained for free by directing a request to Boyd Gaming Corporation, Attn: Rob Stillwell, Investor Relations, 2950 Industrial Road, Las Vegas, NV 89109 or to Coast Casinos, Inc., Attn: Gage Parrish, 4500 West Tropicana Avenue, Las Vegas, NV 89103.

Boyd Gaming, Coast Casinos and their respective officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information about the participants in the solicitation will be set forth in the joint proxy statement/prospectus to be filed with the SEC.

CAUTION CONCERNING FORWARDING-LOOKING STATEMENTS: This press release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the proposed transaction. The following factors, among others, could cause actual results to differ materially from those described herein: failure to obtain certain regulatory approvals; actions of the federal and local governments; failure of the requisite number of Boyd Gaming Corporation or Coast Casinos, Inc. stockholders to approve the proposed transaction; the inability to successfully integrate the businesses of Boyd Gaming Corporation and Coast Casinos, Inc.; the costs related to the merger; the inability to achieve cost-cutting synergies resulting from


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the merger; changing consumer or marketplace trends; the general economic environment; potential or actual litigation; and other economic, business, competitive and/or regulatory factors affecting businesses generally. More detailed information about those factors is set forth in filings made by Boyd Gaming Corporation and Coast Casinos, Inc. with the SEC. Neither Boyd Gaming Corporation nor Coast Casinos, Inc. is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


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CONTACTS:
For Boyd Gaming and Coast Casinos:
Financial                                   Media
Ellis Landau                                Rob Stillwell
1-702-792-7210                              1-702-792-7353
                                            robstillwell@boydgaming.com

Dan Katcher / Matt Sherman
Joele Frank, Wilkinson Brimmer Katcher
1-212-355-4449


SATELLITE UPLINK FOR BOYD GAMING B-ROLL:
Monday, February 9, 2004
11:30 AM - 12:00 PM (EST)
KU-Band SBS 6: Transponder 2
Downlink Frequency: 11749mhz vertical

Monday, February 9, 2004
3:30 PM - 4:00 PM (EST)
KU-Band SBS 6: Transponder 2
Downlink Frequency: 11749mhz vertical

If you have questions or problems with the B-Roll satellite feeds, call Bret Curran at 1-212-627-5622.